UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2014

SWISHER HYGIENE INC.

 (Exact name of registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

 (704) 364-7707

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 15, 2014, Swisher Hygiene Inc. (the "Company") held its 2014 Annual Meeting of Stockholders. Below is a summary of the proposals and corresponding votes.

Proposal One: All six nominees were elected with each director receiving votes as follows:

Nominee	For	Withheld
Joseph Burke	81,403,539	7,512,252
Richard L. Handley	81,187,490	7,728,301
Harris W. Hudson	70,884,646	18,031,145
William M. Pierce	81,323,762	7,592,029
William D. Pruitt	73,132,285	15,783,506
David Prussky	73,145,688	15,770,103

There were 40,619,195 broker non-votes on this proposal for each nominee.

Proposal Two:  An amendment to the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's issued and outstanding common stock at a ratio of one-for-ten (1:10) was approved as follows:

For	Against	Abstain
114,509,954	7,410,471	6,814,047

The Company will file the amendment authorizing the reverse stock split following completion of administrative matters with the Depository Trust Company and The Nasdaq Stock Market.  The Company expects the amendment to become effective on or about June 6, 2014.

Proposal Three:  The non-binding advisory vote on the compensation of our named executive officers (“Say on Pay”) received the following votes:

For	Against	Abstain
79,011,194	8,630,781	1,273,816

There were 40,619,195 broker non-votes on this proposal.

Proposal Four:  The selection of BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014 was ratified as follows:

For	Against	Abstain
117,548,234	4,795,280	7,191,470

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2014	SWISHER HYGIENE INC.

	By:	/s/ William T. Nanovsky
William T. Nanovsky
Senior Vice President and Chief Financial Officer